UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

November 2, 2004

SWS GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-19483	75-2040825
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street, Suite 3500

Dallas, Texas 75270

(Address of principal executive offices and zip code)

(214) 859-1800

(Registrant’s telephone

number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.02 Results of Operations and Financial Condition.

On November 1, 2004, SWS Group, Inc. (“SWS”) issued a press release regarding its results of operations for the first quarter ended September 24, 2004. The press release is attached hereto as Exhibit 99.1.

The press release contains information concerning earnings per share excluding the impact of the maturity of the Derivative Adjustable Ratio Securities(SM) (DARTS (SM)), which is a non-GAAP financial measure as defined in Item 10(e) of Regulation S-K. The press release also contains a reconciliation of earnings per share excluding the impact of the maturity of the DARTS to SWS’ reported earnings per share. SWS believes that the presentation of this non-GAAP financial measure is useful to investors because it is more indicative of SWS’ operating performance. Management has provided this information to assist the reader in understanding the impact of the gain on the maturity of the DARTS discussed in the press release on SWS’ reported financial results. While management believes this non-GAAP financial measure is useful in evaluating SWS, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP.

All of the information contained in this Item 2.02 shall be deemed to be “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth by reference in such filing.

Item 9.01(c) Exhibits.

Pursuant to General Instruction B.2. of Form 8-K, the following information shall be deemed to be “furnished” and not “filed” for purposes of Section 18 of the Exchange Act and, therefore, shall not be incorporated by reference in any filing under the Securities Act, except as expressly set forth by reference in such filing:

Exhibit 99.1	Press Release issued by SWS on November 1, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWS GROUP, INC.

Date: November 2, 2004	By:	/s/ Kenneth R. Hanks
Kenneth R. Hanks Executive Vice President, Chief Financial Officer and Treasurer

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